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                                                        EXHIBIT 10.76

                      SECOND AMENDMENT TO CREDIT AGREEMENT

         THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the " Amendment"), dated as of February 15, 1995, is entered into by and between KLA INSTRUMENTS CORPORATION (the "Borrower") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank").

                                    RECITALS

         A. The Borrower and the Bank are parties to a Credit Agreement dated as of April 30, 1994, as amended by that certain First Amendment to Credit Agreement dated as of December 31, 1994 (as so amended, the "Credit Agreement") pursuant to which the Bank has extended certain credit facilities to the Borrower and certain of its Subsidiaries.

         B. The Borrower has requested that the Bank agree to certain amendments of the Credit Agreement.

         C. The Bank is willing to amend the Credit Agreement, subject to the terms and conditions of this Amendment.

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

         2. Amendments to Credit Agreement.

                 (a) Section 1.01 of the Credit Agreement shall be amended as follows:

                 (i) The definition of "Acceptable Subsidiary" shall be amended and restated in its entirety as follows:

                 "'Acceptable Subsidiary': a Subsidiary of the Borrower acceptable to the Bank in its sole discretion that (a) is specified as a "Borrower" on a continuing guaranty executed by the Borrower in form and substance satisfactory to the Bank, (b) has executed such credit and related documentation with and in favor of the Bank as the Bank may request, and (c) for purposes of Section 2.05, is located outside of the United States."

                 (ii) The definition of "Availability Period" set forth in such Section shall be amended by deleting "February 15, 1995" and inserting "December 31, 1995" in lieu thereof.

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                 (iii) The definition of "Final Maturity Date" set forth in such
Section shall be amended in its entirety to read as follows:

                 "'Final Maturity Date': (a) in respect of any Advances, June 30, 1996; (b) in respect of any commercial letters of credit, June 30, 1996; and
(c) in respect of any standby letters of credit, December 31, 1996."

                 (b) Section 2.01(b) of the Credit Agreement shall be amended in its entirety to read as follows:

                 "(b) Advances hereunder may be made in (i) dollars ("Dollar Advances"), to the Borrower and Acceptable Subsidiaries, (ii) in a lawful currency other than dollars which is freely transferable and convertible into dollars and is traded in the offshore interbank currency markets at the time of the Advance (an "Offshore Currency") ("Offshore Currency Advances"), to the Borrower and Acceptable Subsidiaries, or (iii) in a lawful currency other than dollars which is available at a branch or affiliate of the Bank located in a country other than the United States and is the legal tender of that country where the branch or affiliate is located (a "Local Currency") ("Local Currency Advances"), to Acceptable Subsidiaries located outside of the United States."

                 (c) Section 2.02(b) of the Credit Agreement shall be amended by deleting "0.875%" and inserting "0.75%" in lieu thereof.

                 (d) Section 2.02(c) of the Credit Agreement shall be amended by deleting "0.875%" and inserting "0.75%" in lieu thereof.

                 (e) Section 2.04(c) of the Credit Agreement shall be amended by
(i) deleting "0.875%" and inserting "0.75%" in lieu thereof, and (ii) deleting ".0625%" and inserting "0.5%" in lieu thereof.

                 (f) Section 2.05 of the Credit Agreement shall be amended and restated in its entirety as follows:

                 "2.05 Local Currency Advances. (a) From time to time during the Availability Period, the Bank, through any Offshore Credit Provider may, in its sole discretion, make Local Currency Advances to Acceptable Subsidiaries.

                 (b) Neither the Bank nor any Offshore Credit Provider shall have any obligation to make any Local Currency Advance unless the following conditions are satisfied:

                     (i) the Bank, the Offshore Credit Provider and the relevant Acceptable Subsidiary agree, at the time of such

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Acceptable Subsidiary's request for a Local Currency Advance, on the currency, the amount, the principal payment date(s), the interest rate and payment date(s), the prepayment and overdue payment terms, and the reserve, tax and other material provisions for such Advance; and

                          (ii) The Acceptable Subsidiary and the Borrower shall
execute such additional documentation as the Bank or such Offshore Credit Provider may require relating to each Local Currency Advance."

                 (g) Section 2.07 of the Credit Agreement shall be amended and restated in its entirety as follows:

                 "2.07 Commitment Fee. The Borrower shall pay to the Bank a commitment fee at the rate of 0.20% per annum on the average daily unused portion of the credit provided under this Agreement. For purposes of computing the unused portion, the L/C Outstanding Amount shall be deemed to be usage. The commitment fee shall be computed on a calendar quarter basis, except for the first period which shall commence on February 15, 1995, and end on March 31, 1995, and the last period which shall end on the last day of the Availability Period. The commitment fee shall be payable in arrears on March 31, 1995, on the last day of each successive calendar quarter thereafter, and on the last day of the Availability Period."

                 (h) Section 7.02 of the Credit Agreement shall be amended by deleting "$145,000,000" and inserting "$215,000,000" in lieu thereof.

                 (i) Section 7.03 of the Credit Agreement shall be amended and restated in its entirety as follows:

                 "7.03 Quick Ratio. The Borrower shall not permit as of the last day of any fiscal quarter on a consolidated basis, "A" to be less than 1.25 times "B". For purposes of this Section, "A" means the sum of cash, short-term cash investments, marketable securities not classified as long-term investments and accounts receivable, and "B" means current liabilities.

                 (j) Section 7.05 of the Credit Agreement shall be amended by deleting the word "The" at the beginning thereof and inserting the words "From and after January 1, 1995, the " in lieu thereof.

         3. Representations and Warranties. The Borrower hereby represents and warrants to the Bank as follows:

                 (a) No Default or Event of Default has occurred and is continuing.

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                 (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any governmental authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

                 (c) All representations and warranties of the Borrower contained in the Credit Agreement are true and correct.

                 (d) The Borrower is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Bank or any other person.

         4. Effective Date. This Amendment will become effective as of February 15, 1995 (the "Effective Date"), provided that each of the following conditions precedent has been satisfied:

                 (a) The Bank has received from the Borrower a duly executed original of this Amendment.

                 (b) The Bank has received from the Borrower a copy of a resolution passed by the board of directors of such corporation, certified by the Secretary or an Assistant Secretary of such corporation as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Amendment.

         5. Reservation of Rights. The Borrower acknowledges and agrees that the execution and delivery by the Bank of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Bank to forbear or execute similar amendments under the same or similar circumstances in the future.

         6. Payment of Facility Fee. The Borrower covenants to pay the Bank, upon receipt of an invoice therefor, for all facility fees payable under Section
2.07 of the Credit Agreement (without giving effect to this Amendment) accrued and unpaid through the Effective Date.

         7. Miscellaneous.

                 (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

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                 (b) This Amendment shall be binding upon and inure to the
benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

                 (c) This Amendment shall be governed by and construed in accordance with the law of the State of California.

                 (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                 (e) This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended or modified except in writing executed by both of the parties hereto.

                 (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

                 (g) Borrower covenants to pay to or reimburse the Bank, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

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                 IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Amendment as of the date first above written.



                                                 KLA INSTRUMENTS CORPORATION

                                                 By: /s/ Christopher Stoddart
                                                     ---------------------------

                                                 Title: Treasurer
                                                        ------------------------


                                                 BANK OF AMERICA NATIONAL TRUST
                                                 AND SAVINGS ASSOCIATION

                                                 By: /s/  Stephen L. Parry
                                                     ---------------------------
                                                 Title: Vice President

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